UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 8, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084	55-0717455

(Commission File No.)	(IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 8, 2013, Champion Industries, Inc. (“Champion”) entered into an agreement with RAS Management Advisors, LLC (“RAS”) providing for the engagement of Timothy D. Boates of RAS as Chief Restructuring Officer to assist Champion in dealing with its restructuring process.  Mr. Boates’s responsibilities include directing the management of Champion’s operations, evaluation of Champion’s cash and liquidity requirements, directing the efforts of Champion’s management and employees in connection with any sale or restructuring initiatives, directing negotiations with and reporting to the Company’s significant creditors, directing all cash management matters and assisting in the development and implementation of a plan of reorganization, if appropriate.  Mr. Boates will have full responsibility for all of Champion’s operations, including but not limited to day to day management, and will report directly to Champion’s board of directors.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description under “Item 1.01, Entry into a Material Definitive Agreement” of this Current Report on Form 8-K above is incorporated herein by reference.

On April 8, 2013, Champion engaged Timothy D. Boates as its Chief Restructuring Officer.  Mr. Boates, age 52, is the President of RAS, a turnaround and management firm.  He has been employed by RAS for the past 13 years and has been President of that organization for 5 years.  RAS and Mr. Boates have served as chief restructuring advisor for Champion since December 28, 2011 pursuant to Agreement dated December 23, 2011.  Champion has paid RAS a total of $973,784 through March 30, 2013 under the prior contract for service as chief restructuring advisor and the reimbursement of out-of-pocket expenses incurred by RAS.

Item 9.01 Financial Statements and Exhibits
(c) The exhibits listed on the Exhibit Index on page 3 of this Form 8-K are filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: April 8, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement dated April 8, 2013 between Champion Industries, Inc. and RAS Management Advisors, LLC.